AGREEMENT  AND  GENERAL  MUTUAL  RELEASE


     This Agreement ("Agreement") is entered into as of this 6th day of January, 2000, by and between ROBERT KENT HONEYMAN, an individual, and CAN-AM RESOURCES, INC., a Georgia corporation (hereinafter referred to as "Can Am" and, collectively with Robert Kent Honeyman, as "Honeyman"), on one hand, and LAKOTA TECHNOLOGIES, INC., a Colorado corporation (hereinafter referred to, along with its subsidiaries Lakota Oil and Gas, Inc., a Texas corporation, 2-Infinity.com, Inc., a Texas corporation, and AirNexus, Inc., a Texas corporation, as "Lakota"), HOWARD N. WILSON, an individual (hereinafter referred to as "Wilson"), MAJED JALALI, an individual (hereinafter referred to as "Jalali"), PATRICK "CODY" MORGAN, an individual (hereinafter referred to as "Morgan"), JOHN
B. HAYES, an individual (hereinafter referred to as "Hayes"), and NICHOLAS R. ATHENS, an individual (hereinafter referred to as "Athens"), on the other hand (each of Honeyman, Lakota, Wilson, Jalali, Morgan, Hayes, and Athens shall be referred to as a "Party" and collectively as the "Parties").

                                    RECITALS

     A.     WHEREAS,  the  Parties desire to enter into this agreement regarding
(i) Honeyman's continued employment by Lakota, (ii) his position as an officer and director of Lakota, and (iii) compensation and other consideration due and owing between Lakota and Honeyman (the "Matters").

     B. The Parties desire, pursuant to the terms of this Agreement, to resolve the Matters and all disputes between Honeyman and the other Parties.

     NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, without admitting or denying any wrongdoing by any Party hereto, the Parties covenant, promise and agree as follows:

                                    AGREEMENT

     1.     Obligations  of  Honeyman.  As  a  material  term of this Agreement,
            -------------------------
Honeyman  agrees  to  the  following:

A. Resignations. As evidenced by his execution hereof, Honeyman hereby resigns, effective as of the Effective Date as defined below, as an employee, officer, and director of Lakota and each of its subsidiaries. Honeyman further covenants and agrees, except as set forth in this Agreement, to release the Parties hereto, and each of them, from any and all obligations with respect to salary, severance, benefits, indebtedness to or from the Parties and each of them, and any and all other obligations which may now or in the future be owed to Honeyman. Honeyman further agrees to return any and all documents, correspondence, books, records, keys, and other items in his possession belonging to Lakota within ten (10) days of the Effective Date.

B. Discharge of Indebtedness. As evidenced by his execution hereof, except as otherwise provided herein, Honeyman hereby waives and forgives any amounts owing to him and/or Can Am by Lakota.

C. Consulting Services. For a period of up to sixty (60) days following the execution of this Agreement, as directed and determined solely by the Board of Directors of Lakota, Honeyman shall provide a reasonable level of services to Lakota as an independent consultant and contractor in connection with Lakota's currently pending SB-2 registration statement.

D. Release of Lakota, Wilson, Jalali, Morgan, Hayes, and Athens. Honeyman hereby forever releases and discharges Lakota, Wilson, Jalali, Morgan, Hayes, and Athens, and each of them, their affiliates, divisions, predecessors, successors and assigns, and each and all of their present and former agents, officers, directors, attorneys, and employees, from and against any and all claims, agreements, contracts, covenants, representations, obligations, losses, liabilities, demands and causes of action, known or unknown, which Honeyman may now or hereafter have or claim to have against them, arising out of or pertaining to the subject matter of the Matters. Honeyman further covenants and agrees, except as set forth in this Agreement, to release the Parties hereto, and each of them, from any and all obligations with respect to salary, severance, benefits, indebtedness to or from the Parties and each of them, and any and all other obligations which may now or in the future be owed to Honeyman. This release of claims and defenses shall not alter the prospective duties between the parties under this Agreement.

E. Conditions Precedent. Each of the obligations of Honeyman as set forth in this Agreement is subject to, as conditions precedent to the performance of his obligations hereunder, the performance of the obligations of each of the other Parties to this Agreement. The effective date of the actions to be taken by Honeyman hereunder (the "Effective Date") shall be the date that Lakota delivers the $25,000 as required by section 2(A)(i) and the 2,000,000 shares as required by section 2(A)(iv), and Jalali delivers the 1,000,000 shares as required by section 2(B) hereof.

     2.     Obligations  of  Lakota,  Wilson, Jalali, Morgan, Hayes, and Athens.
            -------------------------------------------------------------------

A.     Obligations  of  Lakota.

(i) Within five (5) days of the date hereof, Lakota shall deliver, via certified funds or bank wire, to the Cutler Law Group, attention Brian A.
Lebrecht, Esq., as escrow agent (the "Escrow Agent"), the sum of Twenty Five Thousand Dollars ($25,000) to be delivered to Honeyman upon execution of this Agreement by all Parties and delivery of the Pledged Shares to the Escrow Agent as set forth in section 2(B) hereof, and as more fully set forth in the Escrow Agreement of even date herewith and executed by all Parties hereto (the "Escrow Agreement").

(ii) Within ten (10) days of the earlier of (a) the effectiveness of a registration statement, whether on Form SB-2 or otherwise (the "Registration Statement"), as declared by the United States Securities and Exchange Commission (the "SEC") (the "Registration Effective Date"), or (b) March 1, 2000, Lakota shall deliver or cause to be delivered, via certified funds or bank wire, to Honeyman the sum of One Hundred Thousand Dollars ($100,000). In the event that Lakota fails to make the payment as described in this section 2(A)(ii) by March 11, 2000, and upon written demand received by the Escrow Agent from Honeyman, then 1,000,000 shares of Lakota common stock issued in the name of Jalali and held by the Escrow Agent (see section 2(B) below) shall be immediately released to Honeyman in full satisfaction of the obligations in this section 2(A)(ii), as more fully set forth in the Escrow Agreement.

(iii) On or before February 5, 2000, and again on or before March 5, 2000, Lakota shall pay to Honeyman the sum of Seven Thousand Five Hundred Dollars ($7,500) as a consulting fee for services rendered in accordance with section 18 of this Agreement. Honeyman shall not be reimbursed for any expenses incurred as a result of rendering consulting services unless such expenses are previously approved, in writing, by Lakota.

(iv) Within five (5) days of the date hereof, Lakota shall deliver to the Escrow Agent an aggregate of 2,000,000 shares of "restricted" common stock of Lakota, issued to Honeyman or his assigns, to be delivered to Honeyman upon execution of this Agreement by all Parties and delivery of the Pledged Shares to the Escrow Agent as set forth in section 2(B) hereof, as more fully set forth in the Escrow Agreement.

(v) Within twenty (20) days of the earlier of (i) the Registration Effective Date, (ii) March 11, 2000, or (iii) such other date as Lakota becomes obligated to file periodic reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, Lakota shall deliver to Honeyman or his assigns an aggregate of 2,000,000 shares of "free trading" common stock of Lakota. In accordance herewith, Lakota hereby undertakes to prepare and file a Form S-8 or other form of registration statement as necessary to effectuate the delivery of the shares as described in this section 2(A)(v).

(vi) As evidenced by its execution hereof, Lakota hereby forever waives and forgives any amounts owing to it by Honeyman and/or Can Am.

(vii) In the event an "Indemnifiable Action" (as hereinafter defined) is brought against Honeyman at any time, then Lakota agrees to indemnify Honeyman for any and all liabilities related to or arising from the Indemnifiable Action (the "Indemnified Liabilities"). Indemnifiable Action shall mean a legal cause of action commenced and physically served on Honeyman which names Honeyman as a party, related to or arising from his relationship (whether past, present or future) as an employee, consultant, officer and/or director of Lakota or any of its current or pre-existing subsidiaries The foregoing indemnification shall further be subject to the requirement that in the event Honeyman becomes actually aware of an Indemnifiable Action, he shall have Five (5) business days to deliver written notice to Lakota of his intention to enforce the terms of this Agreement.

B. Obligations of Jalali. Within five (5) days of the date hereof, Jalali shall deliver to the Escrow Agent an aggregate of One Million (1,000,000) shares of Lakota common stock (the "Pledged Shares"), along with a fully executed and medallion guaranteed stock power sufficient to transfer title and ownership of the Pledged Shares, to be delivered in accordance with the terms of the Escrow Agreement which shall include terms substantially as follows:

(i) Upon the timely delivery of the $100,000 set forth in section 2(A)(ii) hereof, the Escrow Agent shall return the Pledged Shares to Jalali, and the obligations of the Escrow Agent and Jalali arising under this section 2(B) shall cease;

(ii) Notwithstanding the foregoing, however, in the event that the $100,000 is not timely delivered to Honeyman as set forth in section 2(A)(ii) hereof, then upon receipt of written demand from Honeyman after March 11, 2000, the Escrow Agent shall deliver to Honeyman the Pledged Shares, along with the executed stock power, and the obligations of the Escrow Agent and Jalali arising under this section 2(B) shall cease.

C. Obligations of Lakota, Wilson, Jalali, Morgan, Hayes, and Athens. Lakota, Wilson, Jalali, Morgan, Hayes, and Athens, and each of them and their officers, directors, shareholders, members, managers, employees, attorneys, associates, affiliates, and assigns, hereby forever release and discharge Honeyman, his affiliates, divisions, predecessors, successors and assigns, and each and all of his present and former agents, officers, directors, attorneys, and employees, from and against any and all claims, agreements, contracts, covenants, representations, obligations, losses, liabilities, demands and causes of action, known or unknown, which Lakota, Wilson, Jalali, Morgan, Hayes, and Athens may now or hereafter have or claim to have against Honeyman arising out of or pertaining to the subject matter of the Matters. This release of claims and defenses shall not alter the prospective duties between the parties under this Agreement.

D. Conditions Precedent. Each of the obligations of Lakota, Wilson, Jalali, Morgan, Hayes, and Athens, and each of them, as set forth in this Agreement is subject to, as conditions precedent to the performance of their obligations hereunder, the performance of the obligations of Honeyman under the terms of this Agreement.

     4.     Scope  of  Release.  Each  Party  acknowledges  and agrees that this
            -------------------
Agreement applies to all claims that any Party may have against the other Party relating to the subject matter of the Matters, including, but not limited to, causes of action, injuries, damages, claims for costs or losses to any Party's person and property, real or personal, whether those injuries, damages, or losses are known or unknown, foreseen or unforseen, or patent or latent, and further includes any and all acts and matters related to Honeyman's involvement with Lakota as an employee, consultant, officer and/or director. This Agreement is not intended to, nor shall it, alter or modify any rights or obligations of the Parties under any other agreements not mentioned herein to which the Parties may be a party.

     5.     Confidentiality.  Each  Party  hereto  will  hold and will cause its
            ----------------
consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning any other Party furnished it by such other Party or its representatives in connection with the subject matter of the Matters (except to the extent that such information can be shown to have been (i) previously known by the Party to which it was furnished, (ii) in the public domain through no fault of such Party, or (iii) later lawfully acquired from other sources by the Party to which it was furnished), and each Party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. Each Party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other Party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

     6.     No Representations.  Each Party acknowledges and represents that, in
            ------------------
executing this Agreement, such Party has not relied on any inducements, promises, or representations made by any Party or any party representing or serving such Party, unless expressly set forth herein.

     7.     Disputed  Claim.  This  Agreement  pertains  to a disputed claim and
            ---------------
does  not  constitute  an  admission  of liability by any Party for any purpose.

     8.     Covenant  Re:  Assignment.  The  Parties  hereto,  and each of them,
            -------------------------
represent and warrant to each other that each is the sole and lawful owner of all right, title and interest in and to every claim and other matter which each purports to release herein, and that they have not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm, association, corporation or other entity, any right, title or interest in any such claim or other matter. In the event that such representation is false, and any such claim or matter is asserted against any Party hereto (and/or the successor of such Party) by any Party or entity who is the assignee or transferee of such claim or matter shall fully indemnify, defend and hold harmless the Party against who such claim or matter is asserted (and its successors) from and against such claim or matter and from all actual costs, fees, expenses, liabilities, and damages which that Party (and/or its successors) incurs as a result of the assertion of such claim or matter.

     9.     Survival  of  Warranties.  The  representations  and  warranties
            ------------------------
contained  in  this Agreement are deemed to and do survive the execution hereof.

     10.     Modifications.  This  Agreement  may  not  be  amended,  canceled,
             -------------
revoked or otherwise modified except by written agreement subscribed by all of the Parties to be charged with such modification.

     11.     Agreement  Binding  on Successors.  This Agreement shall be binding
             ---------------------------------
upon and shall inure to the benefit of the Parties hereto and their respective partners, employees, agents, servants, heirs, administrators, executors, successors, representatives and assigns.

     12.     Attorney's  Fees.  All  Parties hereto agree to pay their own costs
             ----------------
and  attorneys'  fees  except  as  follows:

     (a) In the event of any action, suit or other proceeding instituted to remedy, prevent or obtain relief from a breach of this Agreement, arising out of a breach of this Agreement, involving claims within the scope of the releases contained in this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing Party shall recover all of such Party's attorneys' fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

     (b) As used herein, attorneys' fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

     13.     Choice of Law; Venue.  This Agreement and the rights of the parties
             --------------------
hereunder shall be governed by and construed in accordance with the laws of the State of Texas, including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any cause of action brought in connection with this Agreement shall be brought in Harris County, in the State of Texas.

     14.     Terms  &  Conditions.     The Parties agree and stipulate that each
             --------------------
and every term and condition contained in this Agreement is material, and that each and every term and condition may be reasonably accomplished within the time limitations, and in the manner set forth in this Agreement.

     15.     Time  is of the Essence.  The Parties agree and stipulate that time
             ------------------------
is of the essence with respect to compliance with each and every item set forth in this Agreement.

     16.     Entire  Agreement.  This  Agreement  and  the  Escrow Agreement set
             ------------------
forth the entire agreement and understanding of the Parties hereto and supersedes any and all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

     17.     Counterparts.  This  Agreement  may  be  executed  in  one  or more
             ------------
counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties hereto, agreeing to be bound hereby, execute this Agreement upon the date first set forth above.


Dated:                              ROBERT  KENT  HONEYMAN,  an  individual

                                    /s/ Robert Kent Honeyman
                                    ______________________________________


Dated:                              CAN-AM  RESOURCES,  INC.,  a  Georgia
                                    corporation

                                    /s/ Robert Kent Honeyman
                                    ________________________________________
                                    By:     Robert  Kent  Honeyman
                                    Its:     President

Dated:                              LAKOTA  TECHNOLOGIES,  INC.

                                    /s/ Majed Jalali
                                    ______________________________________
                                   By:     Majed  Jalali,  on  behalf  of  the
                                   Board  of  Directors


Dated: HOWARD N. WILSON, an individual and as a Director of Lakota Technologies, Inc.

                                    /s/ Howard N. Wilson
                                   ______________________________________



Dated: MAJED JALALI, an individual and as a Director of Lakota Technologies, Inc.

                                    /s/ Majed Jalali
                                    ______________________________________


Dated: PATRICK "CODY" MORGAN, an individual and as a Director of Lakota Technologies, Inc.

                                    /s/ Patrick "Cody" Morgan
                                    ______________________________________


Dated: JOHN B. HAYES, an individual and as a Director of Lakota Technologies, Inc.

                                     /s/ John B. Hayes
                                    ______________________________________


Dated: NICHOLAS R. ATHENS, an individual and as a Director of Lakota Technologies, Inc.

                                    /s/ Nicholas R. Athens
                                    ______________________________________